Exhibit 99.1

Gladstone Commercial Corporation Announces Conditional Optional Redemption of all

Outstanding Shares of its Series D Preferred Stock

MCLEAN, Va., May 26, 2021 – Gladstone Commercial Corporation (Nasdaq: GOOD) (the “Company”), today announced the conditional optional redemption of all of the outstanding shares of its 7.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”). The optional redemption is contingent upon the Company having sufficient liquidity to complete such redemption on the redemption date, and the Company reserves the right to postpone or cancel any such voluntary redemption in its sole discretion.

Notice of redemption on a conditional basis has been sent and will be publicized with respect to the Series D Preferred Stock, with a conditional redemption date of June 30, 2021. The Series D Preferred Stock will be redeemed at a price equal to $25.1458333 per share, representing the payment of the liquidation preference of $25.00, plus an amount equal to accrued and unpaid dividends in the amount of $0.1458333 per share.

The Series D Preferred Stock (Nasdaq: GOODM; CUSIP No. 376536603) is held in book-entry form through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. After the redemption date, shares of Series D Preferred Stock will no longer be outstanding and all rights with respect to such shares will cease and terminate, except the right to payment of the redemption price. Also, upon redemption, the Series D Preferred Stock would be delisted from trading on The Nasdaq Global Select Market.

Payment to DTC will be made by Computershare, the Company’s redemption agent for the Series D Preferred Stock. Questions regarding redemption of the Series D Preferred Stock or the procedures therefor may be referred to Computershare at 150 Royall Street, Canton, MA 02021, Attn: Corporate Actions, Telephone No.: (855) 396-2084.

This press release does not constitute a notice of redemption under the Articles Supplementary governing the Series D Preferred Stock and is qualified in its entirety by reference to the notice of redemption issued by the Company.

About Gladstone Commercial Corporation

Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. The Company has paid 196 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, the Company paid five consecutive quarterly cash distributions. The company has also paid 60 consecutive monthly cash distributions on its Series D Preferred Stock, 19 consecutive monthly cash distributions on its Series E Preferred Stock, and 10 consecutive monthly cash distributions on its Series F Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003. Further information can be found at www.GladstoneCommercial.com.

Forward-Looking Statements

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the captions “Forward-Looking Statements” and “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 16, 2021, and our other filings with the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

SOURCE Gladstone Commercial Corporation

For further information: Investor Relations, +1-703-287-5893